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MASTER INSTITUTIONAL MONEY MARKET LLC: MASTER TREASURY STRATEGIES INSTITUTIONAL
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PORTFOLIO (FORMERLY MASTER INSTITUTIONAL PORTFOLIO) (THE "MASTER PORTFOLIO")
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FUNDS FOR INSTITUTIONS SERIES: BLACKROCK TREASURY STRATEGIES INSTITUTIONAL FUND
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(FORMERLY FFI INSTITUTIONAL FUND) (THE "FUND")
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77D(a)(g)

Policies with respect to security investments

Attached please find as an exhibit to Sub-Item 77D(a)(g) of Form N-SAR, a description of changes to the investment strategies of the Master Portfolio and the Fund that became effective on January 4, 2016.

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                                                              EXHIBIT 77D(A)(G)

MASTER INSTITUTIONAL MONEY MARKET LLC: MASTER TREASURY STRATEGIES INSTITUTIONAL
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PORTFOLIO (FORMERLY MASTER INSTITUTIONAL PORTFOLIO) (THE "MASTER PORTFOLIO")
----------------------------------------------------------------------------

FUNDS FOR INSTITUTIONS SERIES: BLACKROCK TREASURY STRATEGIES INSTITUTIONAL FUND
-------------------------------------------------------------------------------
(FORMERLY FFI INSTITUTIONAL FUND) (THE "FUND")
----------------------------------------------

77D(a)(g)

Policies with respect to security investments

On July 28, 2015, the Board of Directors of Master Institutional Money Market LLC, with respect to the Master Portfolio, and the Board of Trustees of Fund For Institutions Series, with respect to the Fund, approved changes to the principal investment strategies of the Master Portfolio and the Fund. Under its new principal investment strategies, each of the Master Portfolio and the Fund will invest at least 99.5% of its total assets in cash, U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities, and repurchase agreements secured by such obligations or cash. The Boards chose not to subject the Master Portfolio or the Fund to discretionary or default liquidity fees or temporary suspensions of redemptions due to declines in, as pertinent, the Master Portfolio's or the Fund's weekly liquid assets. In connection with these changes, the Board of Directors of Master Institutional Money Market LLC also approved a change in the name of the Master Portfolio to "Master Government Institutional Portfolio," and the Board of Trustees of the Fund also approved a change in the name of the Fund to "BlackRock Government Institutional Fund." These changes became effective on January 4, 2016.